Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-174698 on Form S-8 of our report dated June 28, 2011 relating to the consolidated financial statements of Bona Film Group Limited, its subsidiaries, its variable interest entities (the “VIEs”) and its VIEs’ subsidiaries (collectively, the “Group”), appearing in this Annual Report on Form 20-F of Bona Film Group Limited for the year ended December 31, 2010.

Deloitte Touche Tohmatsu CPA Ltd.

Beijing, the People’s Republic of China

June 28, 2011